BRIDGE LOAN AGREEMENT

THIS BRIDGE LOAN AGREEMENT ("Loan Agreement") is dated as of March ___, 2008, by and between Brighton Partners, LLC a Utah Limited Liability Company, having an office at 3540 East Bengal Blvd, Salt Lake City Utah 84121, (“Brighton”) and ZAGG, Inc., a Nevada corporation, having an office at 3855 So. 500 West, Suite J, Salt Lake City, Utah 84115 ("ZAGG").

WITNESSETH

WHEREAS, Brighton wishes to induce ZAGG to loan to Brighton, and ZAGG is willing to loan to Brighton, subject to the terms and conditions set forth herein, up to Five Hundred Thousand Dollars, (US$ 500,000) United States Dollars with an initial amount of $200,000 and $300,000 upon fulfillment of the terms stated herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. LOAN. Subject to the terms and conditions set forth herein, ZAGG shall loan to Brighton an initial Two Hundred Thousand (US$200,000) United States Dollars in one installment, by delivery of such amount to Brighton in U.S. funds by wire transfer to an account designated by Brighton, and an additional Three Hundred Thousand (US$300,000) United States Dollars (together, the "Loan") provided that Brighton supplies ZAGG with evidence of rights to be acquired by Brighton in connection with American Gladiators Superhero series currently in development with Brighton Partners and POW! Entertainment (Stan Lee).

2. NOTE. The terms of the Loan shall be repayment within 90 days from receipt by Brighton plus 10% interest at term and 3% origination fees, and other terms and conditions as set forth in the Secured Promissory Note (the "Note"), in the form attached hereto as Exhibit “A.”

3. MUTUAL DELIVERIES.

(a) Upon the delivery by ZAGG of the initial Two Hundred Thousand (US$200,000) United States Dollars as provided in Section 1 above, Brighton shall deliver to ZAGG the Note duly executed for Five Hundred Thousand (US$500,000) United States Dollars. If Brighton is unable to comply with the condition provided in Section 1 above for the additional Three Hundred Thousand (US$300,000) United States Dollars, the parties agree to amend the Note to account for only the initial Two Hundred Thousand (US$200,000) United States Dollars.

(b) As an additional condition of this Agreement, Brighton shall also deliver, or cause to be delivered, the original or execution copies of the following instruments and agreements duly executed by all parties thereto other than ZAGG (together with the Note - the "Related Agreements"):

i.	the Secured Promissory Note in the form attached hereto as Exhibit “A”
ii.	the Cross-License Agreement in the form attached hereto as Exhibit “B.”
iii.	the Security Agreement in the form attached hereto as Exhibit “C.”
iv.	the Option Agreement in the form attached hereto as Exhibit “D.”
v.	Brighton will also deliver to ZAGG the following:

a.	A sponsorship for ZAGG to advertise in all publication that Brighton and POW! Entertainment are involved in including comic books.
b.	Wolf (Don Hollywood Yeates) as a spokes person for ZAGG to include a photo shoot of Don with the ZAGG products for use by ZAGG in publications and internet use.
c.	Personal appearances by Don Yeates at ZAGG sponsored events such as tradeshows etc.
d.	500,000 shares of Bio-Path, Inc. as collateral to ZAGG until the repayment of the notes in full plus interest and origination fees.

4. REPRESENTATIONS AND WARRANTIES OF BRIGHTON. Brighton represents and warrants to ZAGG that:

(a) Brighton has the corporate power and authority to enter into this Loan Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by Brighton of this Loan Agreement and the Related Agreements and the consummation by Brighton of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Brighton. This Loan Agreement and the Related Agreements have been duly executed and delivered by Brighton and constitute valid and binding obligations of Brighton enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

(b) The execution, delivery and performance by Brighton of this Loan Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on Brighton which breach or default could reasonably be expected to have a material adverse effect on Brighton.

(c) Brighton is in material compliance with all applicable laws, regulations, judgments, decrees and orders material to the conduct of its business.

(d) There is no pending, or to the knowledge of Brighton, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Loan Agreement or the Related Agreements or which involves Brighton and which if adversely determined, could reasonably be expected to have a material adverse effect on Brighton.

(e) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Loan Agreement or the Related Agreements or the taking of any action contemplated hereunder or thereunder.

(f) Brighton has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation. Brighton is duly qualified and licensed and in good standing as a corporation in each jurisdiction in which its current ownership or leasing of any properties or its ownership or leasing of any properties or the character of its operations as currently conducted requires such qualification or licensing, except where the failure to be so qualified would not have a material adverse effect on Brighton. Brighton has all power and authority, and has obtained all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies necessary to own or lease its properties and conduct its business other than those authorizations, approvals and such other documents the lack of which could not reasonably be expected to have a material adverse effect on Brighton.

(g) The execution, delivery and performance of this Agreement by Brighton and the Related Agreements to be delivered hereunder and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of Brighton's corporate formation documents, (ii) violate, conflict with or result in the material breach of any of the terms of, result in a material modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Brighton is a party or by or to which Brighton or any of Brighton's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which Brighton, or the assets or properties of Brighton are bound, (iv) to Brighton's knowledge, violate any statute, law or regulation.

(h) There has been no material change in the capitalization, assets, or liabilities of Brighton since the issuance of the financial statements, for the period ending September 30, 2006, delivered to ZAGG.

5. REPRESENTATIONS AND WARRANTIES OF ZAGG. ZAGG hereby represents and warrants to Brighton that:

(a) ZAGG has the corporate power and authority to enter into this Loan Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by ZAGG of this Loan Agreement and the Related Agreements and the consummation by ZAGG of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of ZAGG. This Loan Agreement and the Related Agreements have been duly executed and delivered by ZAGG and constitute valid and binding obligations of ZAGG, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

(b) The execution, delivery and performance by ZAGG of this Loan Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on ZAGG.

(c) There is no pending, or to the knowledge of ZAGG, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Loan Agreement or the Related Agreements.

(d) No consent or approval of, or exemption by, or filing with, any party of governmental or public body or authority is required in connection with the execution, delivery and performance under this Loan Agreement or the Related Agreements or the taking of any action contemplated hereunder or thereunder.

6. COVENANTS OF BRIGHTON. Brighton covenants and agrees that, so long as the Note shall be outstanding, except as otherwise required under the Related Agreements, Brighton shall:

(a) Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default as well as all lawful material claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that it shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and Brighton shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

(b) Pay, or cause to be paid, all material debts and perform, or cause to be performed, all material obligations promptly and in accordance with the respective terms thereof.

(c) Implement and maintain a standard system of accounting in accordance with generally accepted accounting principles ("GAAP").

(d) Do, or cause to be done, all things that may be necessary to:

i.	maintain its due organization, valid existence and good standing under the laws of its state of formation;
ii.	preserve and keep in full force and effect all qualifications, registrations and licenses in those jurisdictions in which the failure to do so could or would have a material adverse effect;
iii.	maintain its power or authority to carry on its business as now conducted; and
iv.
use its best efforts to keep available the services of its key present employees and agents and maintain its current relations with suppliers, customers, distributors and joint venture partners (subject to the business judgment of executive management).

(f) At all times maintain, preserve, protect and keep material property used and useful in the conduct of its business in good repair, working order and condition (subject to normal wear and tear), and from time to time make all needful and proper repairs, renewals, replacements, betterment and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

(g) Keep adequately insured all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations.

(h) At all reasonable times upon ZAGG's request and upon advance notice to Brighton and for good reason, permit representatives designated by ZAGG to have access to the books and records relating to the operations and procedures of Brighton (subject to execution of confidentiality undertakings).

(i) Not assume, guaranty or otherwise, directly or indirectly, become liable or responsible for the obligations of any other person or entity, except for 75% or greater owned subsidiaries, for the purpose of paying or discharging the obligations of such person or entity unless such guarantees relate to the business of Brighton, are incurred in the ordinary course of its business and do not exceed in the aggregate $100,000.

(j) Not consolidate with or merge with or into any entity or sell, lease, transfer, exchange or otherwise dispose of any material part of its properties and assets except in the ordinary course of business, however, Brighton may engage in any of the foregoing transactions with a parent or subsidiary of Brighton so long as such parent or subsidiary is no less creditworthy than Brighton and such parent or subsidiary assumes the obligations of Brighton hereunder.

(k) To use the Loan for general corporate purposes subject to approval by ZAGG, which approval shall not be unreasonably withheld.

7. ASSIGNMENT. This Loan Agreement and the Related Agreements may be assigned by ZAGG to transferees or assignees of the Note, provided that Brighton consents to the assignment, which consent will not be unreasonably withheld, and that Brighton is, prior to or simultaneously with such transfer, furnished with written notice of the name and address of such transferee or assignee, and such assignee agrees in writing to be bound by the terms hereof and provided further that, if the Note is only assigned or transferred in part, then such assignment shall only be made in part on an appropriate proportionate basis. If there is a conflict between this provision and any provision of the Related Agreements, this provision shall govern.
As a condition to any such assignment, the assignee shall warrant, represent and acknowledge to Brighton and to ZAGG that: (i) such assignee has adequate means of providing for its current needs and possible contingencies; (ii) such assignee has had an opportunity to ask questions of and receive answers from Brighton concerning its investment as evidenced by the Loan to Brighton, and all such questions have been answered to its full satisfaction; and (iii) such assignee has received no representations and warranties from Brighton other than those otherwise set forth herein;

8. NOTICES. Notices and other communications provided for herein shall be in writing (which shall include notice by facsimile transmission) and shall be delivered or mailed (or if by graphic scanning or other facsimile communications equipment of the sending party hereto, delivered by such equipment), addressed as follows:

If to Brighton: 3540 East Bengal Blvd. Salt Lake City, Utah 84121

If to ZAGG:  3855 So. 500 West Suite J Salt Lake City, Utah 84115

or to such other address as a party may from time to time designate in writing in accordance with this section. All notices and other communications given to any party hereto in accordance with the provisions of this Loan Agreement shall be deemed to have been given, when delivered if delivered by hand, when transmission confirmation is received if telecopied, three (3) week days after mailing if mailed, and two (2) business days after deposit with an overnight courier service if delivered by overnight courier. Notwithstanding the foregoing, if a notice or other communication is actually received after 5:00 p.m. at the recipient's designated address, such notice or other communication shall be deemed to have been given the later of (i) the next business day or (ii) the business day on which such notice or other communication is deemed to have been given pursuant to the immediately preceding sentence.

9. SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Loan Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Loan Agreement. If any such invalidity, unenforceability or illegality of a provision of this Loan Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Loan Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Loan Agreement generally.

10. EXECUTION IN COUNTERPARTS. This Loan Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Loan Agreement.

11. COSTS. Brighton shall pay all fees and disbursements (including reasonable attorneys’ fees) of ZAGG with respect to the enforcement of this Agreement and the Related Agreements.

12. GOVERNING LAW. THIS LOAN AGREEMENT AND THE VALIDITY AND ENFORCEABILITY HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH WITHOUT GIVING EFFECT TO CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF. EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF SALT LAKE CITY UTAH (THE "UTAH COURTS"). EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE NEW YORK COURTS FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY TERM THE LOAN AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR SUCH NEW YORK COURTS ARE IMPROPER OR INCONVENIENT VENUE FOR SUCH PROCEEDING.

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IN WITNESS WHEREOF, the parties have executed this Bridge Loan Agreement as of the date first written above.

BRIGHTON PARTNERS, LLC.

By:
Name: Cord Beatty
Title: Managing Member

ZAGG, INC.

By:
Name: Robert G. Pedersen II
Title: President & CEO

Exhibit A

Exhibit B

Exhibit C

Exhibit D